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                                                                    EXHIBIT 23.7

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Amendment No. 1 of Registration Statement No. 033-62167 of Adobe Systems Incorporated on Form S-4 of our reports dated January 15, 1993 relating to the consolidated financial statements and financial statement schedule of Datalogics, Incorporated and subsidiaries for the year ended December 31, 1992 appearing in the Annual Report on Form 10-K of Frame Technology Corporation for the year ended December 31, 1994, and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is a part of this Registration Statement.

                                          DELOITTE & TOUCHE LLP

September 20, 1995
Chicago, Illinois